EXHIBIT 99.1

ChinaNet Online Holdings Appoints Chief Business Officer and Provides Update on COVID-19 Impact

BEIJING, Feb. 20, 2020 (GLOBE NEWSWIRE) -- ChinaNet Online Holdings, Inc. (Nasdaq: CNET) ("ChinaNet" or the "Company"), an integrated online advertising, precision marketing, and data analysis and management platform company, today announced the appointment of Mr. Kelly Cheung Ling Yu to the position of Chief Business Officer. In this role, Mr. Yu will help to explore new business opportunities in healthcare industry advertising, advance the Company’s development of blockchain technology, and facilitate the integration of artificial intelligence (“AI”) data analysis.

“We are pleased to welcome Mr. Yu on board to become our Chief Business Officer. Mr. Yu brings extensive leadership experience in the healthcare industry, robust business development capabilities, and technical expertise in software engineering to our executive team. His addition will better equip us to enter into the healthcare industry advertising business, accelerate the development of our blockchain initiatives, and increase our data analysis capabilities through AI technologies. Furthermore, Mr. Yu’s proven salesmanship and keen business acumen will enable us to expand our business scope while better allocating resources to those initiatives with stronger revenue generation potential,” commented Mr. Handong Cheng, Chairman, President, and Chief Executive Officer of ChinaNet.

Mr. Handong Cheng continued, “Mr. Yu joins our team in the midst of the 2019 novel coronavirus (“COVID-19”) outbreak. This outbreak has significantly impacted the market, especially for small- and mid-sized companies that have yet to resume normal operations following the government’s requirements. As the majority of our clients fit this profile, we expect the COVID-19 outbreak to materially impact our sales at least in the first quarter and to possibly exert lingering effects in the second quarter of 2020. Nevertheless, as we anticipate the gradual containment and control of the epidemic, we do not believe that this downturn will persist in the long term. In the interim, we will continue to support our existing clients, bolster our service offerings, and explore additional business opportunities. Furthermore, we have launched a number of relief measures, such as service discounts and commission exemption from our existing products and future blockchain products, to help our clients work through their current business challenges. We are also leveraging remote work technologies and allowing our staff to work from home to better protect our employees during this time of hardship. Going forward, we will continue to explore new countermeasures to mitigate impacts from the COVID-19 outbreak in any way possible.

While we offer support and sympathy to those impacted by the COVID-19 outbreak, it is also our duty to recognize current market opportunities. Notably, this epidemic has raised people’s health awareness and thus created massive growth potential for China’s healthcare industry. With his past professional experience in healthcare, Mr. Yu will strengthen our ability to expand our client base throughout the healthcare industry, and thus meet the growing needs of such companies via our targeted advertising solutions, blockchain technology, and enhanced data analysis capabilities from AI technologies.”

Prior to joining the Company, Mr. Yu held several leadership positions throughout China’s healthcare industry. From 2017 to 2018, Mr. Yu served as the Chief Operating Officer for Smart Profit International Limited. From 2014 to 2017, as a business development manager for MJHK Health Screening Centre, Mr. Yu led a sales team of over 100 members to create and execute business development strategies for healthcare services and products.

In addition to his work in healthcare, Mr. Yu also has extensive business development experience in the financial services industry. From 2012 to 2015, Mr. Yu served as a representative of the brokerage department of AXA China Region Insurance Company Ltd. In this role, Mr. Yu helped to manage broker performance, improve sales results by utilizing data insights, and develop additional business partners and sales channels for the company. Mr. Yu holds a Master of Science degree in Computer Science and a Bachelor of Science degree in Information Systems from The University of Auckland.

About ChinaNet Online Holdings, Inc.

ChinaNet Online Holdings, Inc., a parent company of ChinaNet Online Media Group Ltd., incorporated in the BVI (ChinaNet), is an integrated online advertising, precision marketing and data-analysis and management services platform. ChinaNet provides prescriptive analysis for its clients to improve business outcomes and to create more efficient enterprises. The Company leverages an optimization framework, provided by its comprehensive data-analysis infrastructure, to blend data, mathematical, and computational sciences into an outcome management platform for which it monetizes on a per client basis. ChinaNet uniquely optimizes and prescribes its clients decision making processes based on its proprietary ecosystem. For more information, visit www.chinanet-online.com.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of ChinaNet Online Holdings, Inc., which can be identified by the use of forward-looking terminology such as "believes," "expects," "anticipates," "estimates" or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, including business uncertainties relating to government regulation of our industry, market demand, reliance on key personnel, future capital requirements, competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on ChinaNet's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting ChinaNet will be those anticipated by ChinaNet. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. ChinaNet undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Relations Contact

ICR, Inc.
Xinran Rao
Tel: +1-646-308-1635
Email: CNET@icrinc.com